Exhibit 99.2
Analog Devices Raises Quarterly Dividend by 11%

WILMINGTON, Mass.--Feb. 17, 2026--Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor leader, today announced that its Board of Directors voted to increase its quarterly dividend by 11% to $1.10 per outstanding share of common stock, marking 22 consecutive years of higher dividends.

“ADI has executed its powerful and resilient business model to deliver positive free cash flow for 29 consecutive years,” said Vincent Roche, CEO and Chair. “Since the inception of our capital return program 22 years ago, we have returned more than $32 billion to shareholders via dividends and share repurchases. We continue to strategically target our R&D investments to the most attractive opportunities driving strong growth and generating exceptional free cash flow, 100% of which we have committed to return to shareholders over the long term.”

The dividend increase is effective with the dividend payable on March 17, 2026, to shareholders of record as of the close of business on March 3, 2026.

About Analog Devices, Inc. Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, AI, and software technologies into solutions that combat climate change, reliably connect humans and the world, and help drive advancements in automation and robotics, mobility, healthcare, energy and data centers. With revenue of more than $11 billion in FY25, ADI ensures today's innovators stay Ahead of What's Possible. Learn more at www.analog.com and on LinkedIn and X (formerly Twitter).

Forward Looking Statements
This press release contains forward-looking statements regarding, among other things, the timing and amount of cash dividends and share repurchases, return of free cash flow, R&D and other business investments, and our financial position in the future. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; recently announced and future tariffs and other trade restrictions; changes in export classifications, import and export regulations or duties and tariffs; changes in demand for semiconductor products; performance of independent distributors; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; our future liquidity, capital needs and capital expenditures; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Contact
Jeff Ambrosi
Senior Director, Investor Relations
Analog Devices, Inc.
781-461-3282
investor.relations@analog.com